EXHIBIT 99.1

Form of Exchange Agreement

EXECUTION COPY

EXCHANGE AGREEMENT

BY AND AMONG

MPLC, INC.,

TRINAD CAPITAL MASTER FUND, LTD.

NEW MOTION, INC.,

AND EACH STOCKHOLDER OF NEW MOTION, INC.

DATED AS OF JANUARY 31, 2007

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of January 31, 2007, by and among MPLC, Inc., a Delaware corporation (“MPLC”), Trinad Capital Master Fund, Ltd. (“Trinad”), New Motion, Inc., a Delaware corporation (“New Motion”), and all of the stockholders of New Motion listed under the caption “Stockholders” on the signature page hereof. The Stockholders shall be referred to herein collectively as the “Stockholders” and individually as a “Stockholder.”

RECITALS

A. The Stockholders own all of the New Motion Shares (as defined in Section 1.1).

B. MPLC desires to acquire all of the New Motion Shares from the Stockholders in exchange for shares of MPLC's equity securities, and the Stockholders desire to contribute all of the New Motion Shares to MPLC in exchange for shares of MPLC’s equity securities, on the terms and conditions hereinafter set forth.

C. On or about the date of this Agreement, Trinad and/or its affiliates intend to invest $3,500,000 into MPLC in exchange of shares of MPLC’s equity securities and, simultaneously with the Closing (as defined in Section 1.2), certain other investors will be investing $6,500,000 into MPLC in exchange for shares of MPLC’s equity securities.

D. The transactions described in these recitals represent a combined plan to capitalize MPLC and the parties intend, by executing this Agreement, and effecting such transactions, to implement a tax-exempt contribution of property under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

EXCHANGE

1.1  Exchange.  At the Closing and subject to and upon the terms and conditions of this Agreement, the Stockholders agree to contribute, transfer, assign and deliver to MPLC, free and clear of all liens, encumbrances, claims and other restrictions, and MPLC agrees to acquire from the Stockholders, all of the outstanding shares of capital stock of New Motion (“New Motion Shares”) owned by the Stockholders as specifically set forth on Schedule 1.1 hereto. As of Closing, the New Motion Shares shall constitute all of the issued and outstanding New Motion Shares. The exchange of New Motion Shares contemplated hereunder and the other transactions contemplated hereunder shall be referred to herein as the “Transaction” or the “Transactions.”

1.2  Closing.  Unless this Agreement shall have been terminated pursuant to Article 9 hereof, the closing of the Transaction (the “Closing”) shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Boulevard, 20th Floor, Sherman Oaks, CA 91403 at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article 7, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

1.3  Exchange Consideration.  In exchange for the New Motion Shares, MPLC shall issue to the Stockholders 500,000 shares ("MPLC Preferred Shares") of Series C Convertible Preferred Stock, par value $0.10 per share, of MPLC (the “Series C Preferred Stock”) in accordance with Schedule 1.1 hereto. Subject to Stockholder Approval as defined in Section 4.3(a) hereof and after giving effect to the Reverse Split contemplated by Section 6.14(a), the MPLC Preferred Shares shall be convertible into that number of shares of MPLC’s Common Stock (“Conversion Shares”), equal to 9,000,000, less the number of shares of MPLC Common Stock (on a post Reverse Split basis) issuable upon exercise of all New Motion Options and Warrants (as defined in Section 1.7 below) following their assumption by MPLC pursuant to Section 1.7 below. Immediately following the Transaction, but prior to giving effect to any issuance of securities in connection with the Series B Financing (as defined in Section 4.3 below) (and assuming no exercise or conversion of outstanding options or convertible securities), the Stockholders will own approximately 83.36% of the total combined voting power of all classes of MPLC stock entitled to vote.

1.4  Delivery of Certificates Representing the New Motion Shares.  At Closing, each Stockholder shall deliver the certificate(s) representing the New Motion Shares owned by such Stockholder, duly endorsed for transfer to MPLC or accompanied by stock powers duly endorsed for transfer to MPLC, with (i) all such other documents as may be required to vest in MPLC good and marketable title to the New Motion Shares free and clear of any and all Liens (as defined in Section 2.3 hereof) and (ii) all necessary documentary stamps. New Motion shall recognize and record the transfers described in this Section 1.4 on its transfer books.

1.5  Issuance of Certificates Representing MPLC's Preferred Shares.  At Closing, MPLC will issue MPLC’s Preferred Shares to the Stockholders as provided in Schedule 1.1 hereto. MPLC’s Preferred Shares, when issued, shall be restricted shares and may not be sold, transferred or otherwise disposed of by the Stockholders without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption from registration under the Securities Act. The certificates representing MPLC’s Preferred Shares will contain the appropriate restrictive legends.

1.6  Tax Consequences.  It is intended by the parties hereto that the Stockholders’ contribution and transfer of the New Motion Shares to MPLC in exchange for MPLC's Preferred Shares constitutes a tax-deferred exchange within the meaning of Section 351 of the Code.

1.7  Options and Warrants. At the Closing, MPLC will assume each outstanding employee or director stock option and each outstanding warrant of New Motion listed on Schedule 3.3 (the “New Motion Options and Warrants”) and each such New Motion Option and Warrant will become an option or warrant (i) to purchase that number of shares (on a post Reverse Split basis) of MPLC Common Stock obtained by multiplying the number of shares of New Motion Common Stock issuable upon the exercise of such option or warrant by the Exchange Ratio, (ii) at an exercise price per share (on a post Reverse Split basis) equal to the per share exercise price of such option or warrant divided by the Exchange Ratio, and (iii) otherwise upon the same terms and conditions as such option or warrant. The “Exchange Ratio” means the quotient of (a) 9,000,000 divided by (b) the sum of (i) the number of shares of New Motion Common Stock outstanding as of the Closing, plus (ii) number of shares of New Motion Common Stock issuable upon the exercise of all New Motion Options and Warrants outstanding as of the Closing (but specifically excluding any shares issuable pursuant to the IVG Note, as defined in Section 1.8 below). Based on the current number of shares of New Motion Common Stock outstanding and the current number of shares of New Motion Common Stock issuable upon the exercise of all New Motion Options and Warrants set forth in Section 3.3 below, the Exchange Ratio will be approximately 1.453, assuming no change to such share numbers between the date of this Agreement and the Closing Date.

1.8  Convertible Promissory Note. At the Closing, MPLC will assume the convertible promissory note issued by New Motion to Index Visual & Games Ltd. (the “IVG Note”), on the same terms and conditions as set forth in the IVG Note, provided that the conversion price (on a post Reverse Split basis) shall be adjusted to equal the price obtained by dividing the conversion price set forth in the IVG Note by the Exchange Ratio.

1.9  Taking of Necessary Action; Further Action.  If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, including qualifying the Transaction as a tax-deferred exchange within the meaning of Section 351 of the Code, and to vest MPLC with full right, title and possession to the New Motion Shares, the Stockholders and MPLC will take all such lawful and necessary action.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder for himself only, and not with respect to any other Stockholder, hereby severally represents and warrants to, and covenants with, MPLC with respect to such Stockholder as follows:

2.1  Ownership of Shares.  Each Stockholder is both the record and beneficial owner of the New Motion Shares set forth beside such Stockholder’s name on Schedule 1.1 hereto. Each Stockholder is not the record or beneficial owner of any other New Motion Shares. The information set forth on Schedule 1.1 with respect to each Stockholder is accurate and complete.

2.2  Authority of Stockholders.  Each Stockholder that is a natural person has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which such Stockholder has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out each such Stockholder’s obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein). Each Stockholder that is a corporate or other entity has obtained all due authorization and has full power for the execution, delivery and performance of this Agreement and each ancillary document which such Stockholder has executed or delivered or is to execute or deliver pursuant to this Agreement and to carry out each such Stockholder’s obligations hereunder and thereunder without the need for any Governmental Action/Filing. The execution, delivery and performance by each Stockholder of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Stockholder is a party or is bound or to which any of the New Motion Shares are subject, or, to such Stockholder’s knowledge, any Legal Requirement (as defined herein) to which such Stockholder is subject, or result in the creation of any Lien (as defined in Section 2.3) on the New Motion Shares. This Agreement, and each Stockholder’s ancillary documents to be executed and delivered by such Stockholder at the Closing, has been duly executed and delivered by such Stockholder (and each ancillary document to be executed and delivered by such Stockholder at or after the Closing will be duly executed and delivered by such Stockholder), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Stockholder will constitute, and assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, as applicable, such Stockholder’s legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy. For purposes of this Agreement, (x) the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 3.19(a)).

2.3  Title to Shares.  Each Stockholder has and shall transfer to MPLC at the Closing, good and marketable title to the New Motion Shares shown as owned of record by such Stockholder on Schedule 1.1 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (“Liens”).

2.4  Pre-emptive Rights.  At Closing, no Stockholder has any pre-emptive rights or rights to acquire any New Motion Shares that have not been waived or exercised.

2.5  Acquisition of MPLC’s Preferred Shares for Investment.

(a)  Each Stockholder is acquiring MPLC’s Preferred Shares for investment for such Stockholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Stockholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of MPLC’s Preferred Shares.

(b)  Each Stockholder understands that MPLC’s Preferred Shares are not registered under the Securities Act, that the issuance of MPLC’s Preferred Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that MPLC’s reliance on such exemption is predicated on the Stockholder’s representations set forth herein. Each Stockholder represents and warrants that: (i) he is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act, (ii) he can bear the economic risk of his respective investments, and (iii) he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in MPLC’s Preferred Shares.

(c)  Each Stockholder acknowledges that neither the U.S. Securities and Exchange Commission (“SEC”), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(d)  Each Stockholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in MPLC’s Preferred Shares. To the full satisfaction of each Stockholder, he has been furnished all materials that he has requested relating to MPLC and the issuance of MPLC’s Preferred Shares hereunder, and each Stockholder has been afforded the opportunity to ask questions of MPLC's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Stockholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of MPLC set forth in this Agreement, on which each Stockholder has relied in making an exchange of his New Motion Shares for MPLC’s Preferred Shares.

(e)  Each Stockholder understands that MPLC’s Preferred Shares, and the Conversion Shares in the event of conversion, may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering MPLC’s Preferred Shares, or the Conversion Shares in the event of conversion, or any available exemption from registration under the Securities Act, MPLC’s Preferred Shares and the Conversion Shares may have to be held indefinitely. Each Stockholder further acknowledges that MPLC’s Preferred Shares, and the Conversion Shares in the event of conversion, may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, MPLC’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES BY NEW MOTION

New Motion hereby represents and warrants to, and covenants with, MPLC as follows:

3.1  Organization and Qualification.  New Motion is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by New Motion to be conducted. To its knowledge, New Motion is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by New Motion to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on New Motion. Complete and correct copies of the certificate of incorporation and bylaws (collectively referred to herein as "Charter Documents") of New Motion, as amended and currently in effect, have been heretofore delivered to MPLC. New Motion is not in violation of any of the provisions of New Motion’s Charter Documents. New Motion is duly qualified or licensed to do business as a foreign company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on New Motion. The minute books of New Motion contain true and accurate records of meetings and true, complete and accurate records of consents in lieu of meetings of its directors (and any committees thereof) and stockholders, since the time of New Motion’s organization. Copies of such minute books have been delivered to MPLC.

3.2  Subsidiaries.  As of the date of this Agreement and except as set forth on Schedule 3.2, New Motion has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and New Motion has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

3.3  Capitalization.  The authorized capital stock of New Motion consists of 10,000,000 shares of common stock, par value $0.001 per share ("New Motion Common Stock"). At the close of business on the business day prior to the date hereof, (i) 5,000,000 shares of New Motion Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and are owned by the Stockholders, (ii) 1,195,200 shares of New Motion Common Stock were reserved for issuance upon the exercise of outstanding options and warrants to purchase New Motion Common Stock, and (iii) 464,000 shares of New Motion Common Stock were reserved for issuance upon the conversion of outstanding convertible securities of New Motion. Except as set forth in Schedule 1.1 and Schedule 3.3, there are no outstanding securities, convertible securities, options, warrants or derivative securities of New Motion, and there are no agreements or commitments obligating New Motion to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding New Motion Shares, options, warrants and other securities of New Motion have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which New Motion is a party or by which its securities are bound.

3.4  Authority Relative to this Agreement.  New Motion has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by New Motion of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of New Motion (including the approval by its directors and stockholders), and no other proceedings on the part of New Motion are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by New Motion and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of New Motion, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy.

3.5  No Conflict; Required Filings and Consents.

(a)  The execution and delivery of this Agreement by New Motion does not, and the performance of this Agreement by New Motion shall not, (i) conflict with or violate New Motion's Charter Documents, (ii) to its knowledge, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair New Motion’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of New Motion pursuant to, any Material Contracts (as defined below), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on New Motion.

(b)  The execution and delivery of this Agreement by New Motion does not, and the performance of New Motion’s obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which New Motion is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on New Motion or, after the Closing, MPLC, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6  Compliance.  To New Motion’s knowledge, New Motion has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on New Motion. To New Motion’s knowledge, the businesses and activities of New Motion have not been and are not being conducted in violation of any Legal Requirements. New Motion is not in default or violation of any material term, condition or provision of its Charter Documents. Except as set forth on Schedule 3.6, to New Motion's knowledge, no written notice of non-compliance with any Legal Requirements has been received by New Motion.

3.7  Financial Statements.

(a)  The audited financial statements to be provided by New Motion to MPLC prior to the Closing will be a complete copy of the audited financial statements (including any related notes thereto) of New Motion for the fiscal year ended December 31, 2005, which statements will be prepared in accordance with generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), will be audited in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of New Motion at the dates thereof and the results of its operations and cash flows for the periods indicated, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  The unaudited financial statements to be provided by New Motion to MPLC prior to the Closing will be a complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of New Motion for the three-month and nine-month periods ended September 30, 2005 and 2006, which statements will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), will be reviewed by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of New Motion at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements will be subject to normal adjustments which are not expected to have a Material Adverse Effect on New Motion. The audited financial statements described in Section 3.7(a) and the unaudited financial statements described in this Section 3.7(b) are collectively referred to herein as the “U.S. GAAP Financial Statements.”

3.8  No Undisclosed Liabilities.  Except as set forth in Schedule 3.8 hereto, New Motion does not have any liabilities individually in excess of $25,000 and in the aggregate in excess of $50,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of New Motion, except: (i) liabilities provided for in or otherwise disclosed in the balance sheets of New Motion as of September 30, 2006 prepared in accordance with U.S. GAAP, which have been delivered to MPLC, and (ii) such liabilities arising in the ordinary course of New Motion’s business since September 30, 2006, none of which would have a Material Adverse Effect on New Motion.

3.9  Absence of Certain Changes or Events.  Except as set forth in Schedule 3.9 hereto or in the interim balance sheets of New Motion as of September 30, 2006, since September 30, 2006, there has not been: (i)  any Material Adverse Effect on New Motion, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, New Motion’s equity securities, or any purchase, redemption or other acquisition by New Motion of any of equity securities or any options, warrants, calls or rights to acquire any such equity securities, (iii) any split, combination or reclassification of New Motion’s capital stock, (iv) any granting by New Motion of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by New Motion of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by New Motion of any increase in severance or termination pay or any entry by New Motion into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving New Motion of the nature contemplated hereby, (v) entry by New Motion into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by New Motion with respect to any Governmental Entity, (vi) any material change by New Motion in its accounting methods, principles or practices, (vii) any change in the auditors of New Motion, (viii) any issuance of equity or other securities of New Motion, or (ix) any revaluation by New Motion of any of its assets or any sale of any assets of New Motion, other than in the ordinary course of business.

3.10  Litigation.  Except as disclosed in Schedule 3.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of New Motion threatened against it, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on New Motion or have a Material Adverse Effect on the ability of New Motion to consummate the Transaction.

3.11  Employee Benefit Plans.  Except as disclosed in Schedule 3.11 hereto, New Motion does not have any written employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements covering any active or former employee, director or consultant (collectively, the “Plans”).

3.12  Labor Matters.  Except as disclosed in Schedule 3.12 hereto, New Motion is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by New Motion and New Motion does not know of any activities or proceedings of any labor union to organize any such employees.

3.13  Restrictions on Business Activities.  Except as disclosed on Schedule 3.13 hereto, to New Motion’s knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon New Motion or to which New Motion is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of New Motion or the conduct of business by New Motion as currently conducted, other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on New Motion.

3.14  Title to Property.

(a)  All leases of real property held by New Motion and all personal property and other property and assets of New Motion (other than real property) owned, used or held for use in connection with the business of New Motion (the “Personal Property”) obligating New Motion to make annual payments in excess of $25,000 are shown or reflected on the balance sheet of New Motion prepared in accordance with U.S. GAAP or in Schedule 3.14. To New Motion’s knowledge, New Motion owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of New Motion prepared in accordance with U.S. GAAP or in Schedule 3.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of New Motion.

(b)  To New Motion’s knowledge, all leases pursuant to which New Motion leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of New Motion or, to New Motion’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on New Motion.

3.15  Taxes.

(a)  Definition of Taxes.  For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b)  Tax Returns and Audits.  Except as set forth in Schedule 3.15 hereto, to New Motion’s knowledge:

(i)  It has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by New Motion with any Tax authority prior to the date hereof, except such Returns that are not material to New Motion. All such Returns are true, correct and complete in all material respects. New Motion has paid all Taxes shown to be due on such Returns.

(ii)  All Taxes that New Motion is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)  New Motion has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against New Motion, nor has New Motion executed any unexpired waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax

(iv)  No audit or other examination of any Return of New Motion by any Tax authority is presently in progress, nor has New Motion been notified of any request for such an audit or other examination.

(v)  No adjustment relating to any Returns filed by New Motion has been proposed in writing, formally or informally, by any Tax authority to New Motion or any representative thereof.

(vi)  New Motion has no liability for any material unpaid Taxes which have not been accrued for or reserved on New Motion’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of New Motion in the ordinary course of business.

3.16  Environmental Matters.  Except as disclosed in Schedule 3.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to New Motion’s knowledge: (i) New Motion has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by New Motion (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by New Motion were not contaminated with Hazardous Substances during the period of ownership or operation by New Motion; (iv) New Motion is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) New Motion has not been associated with any release or threat of release of any Hazardous Substance; (vi) New Motion has not received any notice, demand, letter, claim or request for information alleging that it may be in violation of or liable under any Environmental Law; and (vii) New Motion is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

3.17  Brokers.  Except as set forth on Schedule 3.17, New Motion has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18  Intellectual Property.  For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”) worldwide; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) registered copyrights and applications therefor, and all other rights corresponding thereto, worldwide; (iv) material domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet (“Domain Names”); (v) registered industrial designs and applications therefor, worldwide; (vi) registered trade names, logos, trademarks and service marks, and any applications therefor (collectively, “Trademarks”), worldwide; (vii) all databases and data collections and all rights therein; and (viii) all moral and economic rights of authors and inventors, however denominated.

“New Motion Intellectual Property” shall mean any Intellectual Property that is owned by, or licensed to, New Motion.

“New Motion Products” means all current versions of products of New Motion.

(a)  Except as disclosed on Schedule 3.18, to New Motion’s knowledge, the New Motion Intellectual Property and New Motion Products are not subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by New Motion, or which may affect the validity, use or enforceability of such New Motion Intellectual Property or New Motion Product, which in any such case could reasonably be expected to have a Material Adverse Effect on New Motion.

(b)  Except as disclosed on Schedule 3.18 hereto, to New Motion’s knowledge, New Motion either owns and has good and marketable title to each material item of New Motion Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or has one or more licenses sufficient for New Motion’s use of New Motion Intellectual Property; and New Motion is the owner or licensee of all Trademarks used in connection with the operation or conduct of the business of New Motion including the sale of any products by New Motion.

(c)  The operation of the business of New Motion as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products of New Motion (including New Motion Products) and (ii) New Motion’s use of any product, device or process, to New Motion's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

3.19  Agreements, Contracts and Commitments.

(a)  Schedule 3.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Contracts” shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments to which New Motion is a party or by or to which any of the properties or assets of New Motion may be bound, subject or affected (including without limitation notes or other instruments payable by or to New Motion), and (ii) the term “Material Contracts” shall mean (x) each Contract (I) providing for payments (present or future) to New Motion in excess of $50,000 in the aggregate, or (II) under which or in respect of which New Motion presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, and (y) without limitation of subclause (x), each of the following Contracts:

(i)  any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from New Motion;

(ii)  any guaranty, direct or indirect, by New Motion or any officer, director or 5% or more stockholder ("Insider") of New Motion of any obligation of New Motion for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii)  any Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of New Motion or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of New Motion;

(iv)  any obligation to register any shares of the capital stock or other securities of New Motion with any Governmental Entity;

(v)  any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vi)  any collective bargaining agreement with any labor union;

(vii)  any lease or similar arrangement for the use by New Motion of personal property; and

(viii)  any Contract with New Motion to which any Insider of New Motion is a party.

(b)  Each Material Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to New Motion’s knowledge, is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts have been heretofore delivered to MPLC.

(c)  Except as set forth in Schedule 3.19, neither New Motion nor, to New Motion’s knowledge, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract, which breach, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect on New Motion, and no party to any Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on New Motion. Each Material Contract to which New Motion is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on New Motion.

3.20  Insurance.  Schedule 3.20 sets forth New Motion’s insurance policies covering its assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”), which New Motion reasonably believes are adequate in amount and scope for the business in which it is engaged.

3.21  Governmental Actions/Filings.  To the knowledge of New Motion, New Motion holds, and has made, all Governmental Actions/Filings reasonably necessary to the conduct by New Motion of its business (as presently conducted), except with respect to any Governmental Actions/Filings the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on New Motion.

For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

3.22  Management.  During the past five year period, to New Motion’s knowledge, no current or former director, executive officer or stockholder of New Motion has been the subject of:

(a)  a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)  a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c)  any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(i)  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)  Engaging in any type of business practice; or

(iii)  Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

(d)  any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(e)  a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission (“SEC”) to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

(f)  a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

3.23  Representations and Warranties Complete.  The representations and warranties of New Motion included in this Agreement and any Schedule provided pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by New Motion in respect of any other representation and warranty of New Motion.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF MPLC

MPLC represents and warrants to, and covenants with, New Motion and the Stockholders, as follows:

4.1  Organization and Qualification.  MPLC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by MPLC to be conducted. To its knowledge, MPLC is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by MPLC to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MPLC. Complete and correct copies of the Charter Documents of MPLC, as amended and currently in effect, have been heretofore delivered to New Motion. MPLC is not in violation of any of the provisions of MPLC's Charter Documents. MPLC is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MPLC. To MPLC’s knowledge, the minute books of MPLC contain true and accurate records of meetings and true, complete and accurate records of consents in lieu of meetings of its directors (and any committees thereof) and stockholders. Copies of MPLC’s minute books have been delivered to New Motion.

4.2  Subsidiaries.  As of the date of this Agreement, MPLC has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and MPLC has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

4.3  Capitalization.

(a)  The authorized capital stock of MPLC consists of 75,000,000 shares of common stock, par value $0.01 per share ("MPLC Common Stock") and 1,000,000 shares of preferred stock, par value $0.10 per share (“Preferred Stock”), of which one (1) share has been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), six hundred seventy-five (675) shares have been designated the Series B Convertible Preferred Stock (the “Series B Preferred Stock”), and five hundred thousand (500,000) shares will be designated as Series C Preferred Stock pursuant to the Certificate of Designation of Series C Convertible Preferred Stock substantially in the form attached hereto as Exhibit A (“Certificate of Designation”). At the close of business on the business day prior to the date hereof, (i) seventy-five million (75,000,000) shares of MPLC Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) one (1) share of Series A Preferred Stock (which is convertible into three hundred sixty million (360,000,000) shares of MPLC Common Stock) was issued and outstanding; (iii) six hundred seventy-five (675) shares of Series B Preferred Stock (which are convertible into four hundred five million (405,000,000) shares of MPLC Common Stock) will be authorized for issuance, of which six hundred fifty (650) shares will be sold in connection with a private placement transaction (the “Series B Financing”), which will be closed simultaneously with the Closing, and twenty-five (25) shares will be subject to a purchase option granted to Jerome Chazen (the “Chazen Option”); (iv) except for the Chazen Option, no shares of MPLC Common Stock were reserved for issuance upon the exercise of outstanding options to purchase MPLC Common Stock or Preferred Stock granted to certain employees of MPLC or other parties ("MPLC Stock Options"); (iv) no shares of MPLC Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase MPLC Common Stock ("MPLC Warrants"); (v) no shares of Preferred Stock were reserved for issuance to any party (other than in connection with the Series B Financing, the Chazen Option and to the Stockholders in accordance with this Agreement); and (vi) other than the shares issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, no shares of MPLC Common Stock were reserved for issuance upon the conversion of Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All outstanding shares of MPLC Common Stock and Preferred Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. Prior to Closing, there will be an aggregate of five hundred thousand (500,000) authorized but unissued shares of Series C Preferred Stock, which, subject to the approval of MPLC’s stockholders to effect the Reverse Split, which in any case will occur subsequent to the Closing (“Stockholder Approval”), shall be convertible into that number of Conversion Shares as determined in accordance with Section 1.3 above. Upon the issuance of the shares of the Series C Preferred Stock, and, subject to the Stockholder Approval, the Conversion Shares issuable upon conversion thereof, when issued, will be validly issued, fully paid and non-assessable. The term “Reverse Split” is defined in Section 6.14(a) hereof.

(b)  Except for this Agreement, the Series B Financing, the Chazen Option or as set forth in Schedule 4.3, there are no subscriptions, options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which MPLC is a party or by which it is bound obligating MPLC to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of MPLC or obligating MPLC to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement, the registration rights granted to the holders of Series A Preferred Stock and the holders of Series B Preferred Stock and except as set forth in Schedule 4.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which MPLC is a party or by which it is bound with respect to any equity security of any class of MPLC.

4.4  Authority Relative to this Agreement.  MPLC has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which MPLC has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out MPLC's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by MPLC of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of MPLC (including the approval by its Board of Directors), and no other corporate proceedings on the part of MPLC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MPLC and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of MPLC, enforceable against MPLC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy.

4.5  No Conflict; Required Filings and Consents.

(a)  The execution and delivery of this Agreement by MPLC and the execution and delivery of each ancillary document to be delivered by MPLC hereunder do not, and the performance of this Agreement and each such ancillary document by MPLC shall not: (i) conflict with or violate MPLC's Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair MPLC's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of MPLC pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on MPLC.

(b)  Except for: (i) the filing of the Certificate of Designation with the appropriate authorities and pursuant to the laws of the State of Delaware, and (ii) the requirement to obtain the Stockholder Approval, the execution and delivery of this Agreement by MPLC does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which MPLC is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MPLC, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

4.6  Compliance.  To MPLC's knowledge, MPLC has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on MPLC. To MPLC's knowledge, the businesses and activities of MPLC have not been and are not being conducted in violation of any Legal Requirements. MPLC is not in default or violation of any material term, condition or provision of its Charter Documents. Except as set forth on Schedule 4.6, to MPLC's knowledge, no written notice of non-compliance with any Legal Requirements has been received by MPLC.

4.7  SEC Filings; Financial Statements.

(a)  MPLC has made available to New Motion a correct and complete copy, or there has been available on EDGAR copies, of each report, registration statement and definitive proxy statement filed by MPLC with the SEC for the 36 months prior to the date of this Agreement (the “MPLC SEC Reports”), which, to MPLC’s knowledge, are all the forms, reports and documents required to be filed by MPLC with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to MPLC’s knowledge, the MPLC SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such MPLC SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  To MPLC’s knowledge, the financial statements (including, in each case, any related notes thereto) contained in the MPLC SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of MPLC at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on MPLC taken as a whole. The financial statements (including, in each case, any related notes thereto) contained in each MPLC SEC Report filed after the date hereof until the Closing shall comply in all material respects with the published rules and regulations of the SEC with respect thereto, will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each will present, in all material respects, the financial position of MPLC at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on MPLC taken as a whole.

(c)  MPLC has previously furnished to New Motion a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by MPLC with the SEC pursuant to the Securities Act or the Exchange Act.

4.8  No Undisclosed Liabilities.  Except as set forth in Schedule 4.8 hereto, MPLC has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of MPLC, except (i) liabilities provided for in or otherwise disclosed in MPLC SEC Reports filed on or before the date hereof, and (ii) liabilities incurred since September 30, 2006 in the ordinary course of business, none of which would have a Material Adverse Effect on MPLC.

4.9  Absence of Certain Changes or Events.  Except as set forth in Schedule 4.9 hereto or in MPLC SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2006, there has not been: (i) any Material Adverse Effect on MPLC, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of MPLC's capital stock, or any purchase, redemption or other acquisition by MPLC of any of MPLC's capital stock or any other securities of MPLC or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) except for the designation of the Series C Preferred Stock, any split, combination or reclassification of any of MPLC's capital stock, (iv) any granting by MPLC of any increase in compensation or fringe benefits, or any payment by MPLC of any bonus, or any granting by MPLC of any increase in severance or termination pay or any entry by MPLC into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving MPLC of the nature contemplated hereby, (v) entry by MPLC into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property or other assets, (vi) any material change by MPLC in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of MPLC, (vii) any issuance of capital stock of MPLC, or (viii) any revaluation by MPLC of any of their respective assets, including, without limitation, writing down the value of, or any sale of, assets of MPLC.

4.10  Litigation.  Except as set forth on Schedule 4.10 hereto or in MPLC SEC Reports, there are no claims, suits, actions or proceedings pending or to MPLC's knowledge, threatened against MPLC, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the Transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on MPLC or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

4.11  Employee Benefit Plans.  Except as disclosed on Schedule 4.11 hereto, MPLC does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of MPLC, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

4.12  Labor Matters.  MPLC is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by MPLC, nor does MPLC know of any activities or proceedings of any labor union to organize any such employees.

4.13  Restrictions on Business Activities.  To MPLC's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon MPLC or to which MPLC is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of MPLC, any acquisition of property by MPLC or the conduct of business by MPLC as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on MPLC.

4.14  Title to Property.  MPLC does not own or lease any Real Property or Personal Property. There are no options or other contracts under which MPLC has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

4.15  Taxes.  Except as set forth in Schedule 4.15 hereto, to MPLC's knowledge:

(a)  MPLC has timely filed all Returns required to be filed by MPLC with any Tax authority prior to the date hereof, except such Returns that are not material to MPLC. All such Returns are true, correct and complete in all material respects. MPLC has paid all Taxes shown to be due on such Returns.

(b)  All Taxes that MPLC is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)  MPLC has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against MPLC, nor has MPLC executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)  No audit or other examination of any Return of MPLC by any Tax authority is presently in progress, nor has MPLC been notified of any request for such an audit or other examination.

(e)  No adjustment relating to any Returns filed by MPLC has been proposed in writing, formally or informally, by any Tax authority to MPLC or any representative thereof.

(f)  MPLC has no liability for any material unpaid Taxes which have not been accrued for or reserved on MPLC's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of MPLC in the ordinary course of business.

(g)  MPLC has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a tax-deferred exchange within the meaning of Section 351 of the Code. MPLC is not an investment company within the meaning of Section 351(e) of the Code.

4.16  Environmental Matters.  Except as disclosed in Schedule 4.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to MPLC's knowledge: (i) MPLC has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by MPLC (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by MPLC were not contaminated with Hazardous Substances during the period of ownership or operation by MPLC; (iv) MPLC is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) MPLC has not been associated with any release or threat of release of any Hazardous Substance; (vi) MPLC has not received any notice, demand, letter, claim or request for information alleging that MPLC may be in violation of or liable under any Environmental Law; and (vii) MPLC is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

4.17  Brokers.  Except as set forth on Schedule 4.17, MPLC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.18  Intellectual Property.  MPLC does not own, license or otherwise have any right, title or interest in any Intellectual Property.

4.19  Agreements, Contracts and Commitments.

(a)  Except as set forth in this Agreement, on Schedule 4.19 or in MPLC SEC Reports, to MPLC's knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, to which MPLC is a party or by or to which any of the properties or assets of MPLC may be bound, subject or affected ("MPLC Contracts").

(b)  To MPLC’s knowledge, each MPLC Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all MPLC Contracts (or written summaries in the case of oral MPLC Contracts) and of all outstanding offers or proposals relating to MPLC have been heretofore delivered to New Motion.

(c)  Neither MPLC nor, to the knowledge of MPLC, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any MPLC Contract, and no party to any MPLC Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on MPLC. Each agreement, contract or commitment to which MPLC is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on MPLC.

4.20  Insurance.  MPLC does not maintain any Insurance Policies.

4.21  Governmental Actions/Filings.  To its knowledge, MPLC has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by MPLC of its businesses (as presently conducted) or used or held for use by MPLC, all of which are listed in Schedule 4.21 hereto, and true, complete and correct copies of which have heretofore been delivered to New Motion. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 4.21 hereto, will not expire prior to December 31, 2007, and MPLC is in compliance with all of its obligations with respect thereto. To MPLC’s knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 4.21, to MPLC's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by MPLC to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

4.22  Interested Party Transactions.  Except as set forth in the Schedule 4.22 hereto or in MPLC's SEC Reports, no employee, officer, director or stockholder of MPLC or a member of his or her immediate family is indebted to MPLC, nor is MPLC indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of MPLC, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 4.22, to MPLC's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom MPLC is affiliated or with whom MPLC has a material contractual relationship, or any Person that competes with MPLC, except that each employee, stockholder, officer or director of MPLC and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with MPLC. Except as set forth in Schedule 4.22, to MPLC's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with MPLC (other than such contracts as relate to any such individual ownership of capital stock or other securities of MPLC).

4.23  Indebtedness; MPLC Assets; Series B Financing.  MPLC has no indebtedness for borrowed money or other liabilities or obligations requiring the payment of monies, other than as set forth on Schedule 4.8. Immediately prior to the Closing, MPLC will have no assets, except for cash in the minimum amount of $3,500,000, plus the Cash Reserve (as defined in Section 6.11), if any, and plus $6,500,000 that will be released from escrow simultaneously with the Closing in connection with the Series B Financing.

4.24  Over-the-Counter Bulletin Board Quotation.  MPLC Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to MPLC's knowledge, threatened against MPLC by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of MPLC Common Stock on the OTC BB.

4.25  Exchange Act Compliance.  MPLC is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of MPLC’s common stock have been duly and properly registered under Section 12(g) of the Exchange Act, and MPLC is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on MPLC.

4.26  Board Approval.  The Board of Directors of MPLC (including any required committee or subgroup of the Board of Directors of MPLC) has, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby.

4.27  Representations and Warranties Complete.  The representations and warranties of MPLC included in this Agreement and any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by MPLC in respect of any other representation and warranty of MPLC.

ARTICLE 5

CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1  Conduct of Business by New Motion and MPLC.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, New Motion and MPLC shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers, managers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement or set forth on Schedule 5.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, neither New Motion or MPLC shall do any of the following:

(a)  Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)  Grant any severance or termination pay to any officer, manager or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)  Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of New Motion or MPLC, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall New Motion or MPLC license on an exclusive basis or sell any Intellectual Property of New Motion or MPLC, as applicable;

(d)  Except as specifically provided by this Agreement, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, or split, combine or reclassify any capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(e)  Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of either New Motion or MPLC, as applicable, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(f)  Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities (except relating to employment and similar agreements);

(g)  Amend its Charter Documents, except for the filing of the Certificate of Designation by MPLC;

(h)  Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of MPLC or New Motion, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(i)  Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

(j)  Incur any indebtedness for borrowed money in excess of $100,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of MPLC or New Motion, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than purchase agreements relating to preparing for production, marketing and selling products and services;

(k)  Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and agreements entered into in the ordinary course of business consistent with past practice), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and other than for new hires in the ordinary course;

(l)  Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of New Motion or of MPLC, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which either New Motion or MPLC is a party or beneficiary;

(m)  Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Contract of New Motion or MPLC, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n)  Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o)  Engage in any action that could reasonably be expected to cause the Transaction to fail to qualify as a tax-deferred exchange under Section 351 of the Code;

(p)  Settle any litigation;

(q)  Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(r)  Form, establish or acquire any Subsidiary;

(s)  Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

(t)  Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (s) above.

ARTICLE 6

ADDITIONAL AGREEMENTS

6.1  Board of Directors of MPLC.  At Closing, the then current board of directors of MPLC shall deliver duly adopted resolutions to: (a) set the size of MPLC's board of directors to between three and seven members effective as of the Closing, the actual number to be determined by resolution of MPLC’s board of directors and to initially equal six members effective as of the Closing; (b) appoint the following persons to MPLC's board of directors effective as of the Closing: Ray Musci, Drew Larner and Burton Katz; (c) accepting the resignations of the current officers and directors of MPLC, other than the following directors, who will continue as directors of MPLC following the Closing: Robert Ellin, Barry Regenstein and Jerome Chazen (the “Continuing Directors”); and (d) appointing the following individuals as officers of MPLC: Burton Katz as Chief Executive Officer; Ray Musci as President; Allan Legator as Chief Financial Officer and Secretary and Scott Walker as Chief Marketing Officer; all effective as of the Closing ("Resolutions"). At Closing, the current officers and directors of MPLC, other than the Continuing Directors, shall deliver their resignations, as appropriate, as officers and directors of MPLC to be effective upon the Closing (the "Resignations"). Prior to Closing, the New Motion shall deliver or cause to be delivered to MPLC completed and signed director and officer questionnaires (“Questionnaires”) for the new directors and each officer to be appointed by MPLC following Closing. The foregoing designations of the new directors and officers shall be subject to MPLC's receipt of the completed and signed Questionnaires ("D&O Information"). Certain Stockholders and Trinad shall execute and deliver at Closing a voting agreement (the “Voting Agreement”), in a form mutually agreed among the parties thereto, concerning the election of the board of directors of MPLC and which shall specifically provide, among other things, that the Stockholders will vote their MPLC Preferred Shares (or in the event of conversion, the Conversion Shares) to elect the a director designated by Trinad to MPLC's board of directors for a period of one year following the Closing.

6.2  Undertaking by New Motion Accountant.  On or before the Closing, New Motion shall obtain, and deliver to MPLC, an undertaking from Windes & McClaughry (“Accountant”), in a form and substance satisfactory to MPLC, providing that: (i) the Accountant has agreed to an engagement with MPLC to serve as its certified public accountants following the Closing for purposes of auditing and reviewing the financial statements of MPLC and New Motion to comply with MPLC's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q, 10-K, and 8-K, (ii)  the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the PCAOB, (iv) the Accountant shall provide its consent to the use of their audited financial statements and accompanying reports for MPLC and New Motion, as applicable, in any regulatory filing by MPLC prior to or following the Closing, and (v) consenting to the use of its name and the disclosure of its engagement by MPLC in the Change of Accountant Form 8-K (as defined in Section 6.3) ("Accountant Undertaking"). A signed copy of the engagement letter between MPLC and Accountant shall be attached to the Accountant Undertaking.

6.3  Change of Accountants.  At Closing, MPLC shall prepare the Form 8-K announcing the change in MPLC’s certifying accountants from Carlin, Charron & Rosen, LLP (“MPLC’s Accountant”) to the Accountant effective as of the Closing (“Change of Accountant Form 8-K”), in a form acceptable to New Motion and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or within four (4) business days following Closing (and may be included, if appropriate, in the Transaction Form 8-K, as defined in Section 6.4(b) below), and prior to the filing thereof, MPLC’s Accountant shall have issued its resignation letter to MPLC resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K (“Resignation Letter”).

6.4  Other Actions.

(a)  At least ten (10) days prior to Closing, MPLC shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("14f-1 Information Statement"), and MPLC shall file the 14f-1 Information Statement with the SEC and mail the same to each of MPLC's stockholders.

(b)  At least five (5) days prior to Closing, New Motion shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10-SB with respect to New Motion, any other information required in connection with MPLC ceasing to be a shell company as a result of the Transactions, the U.S. GAAP Financial Statements and the Pro Forma Financial Statements (as defined below) ("Transaction Form 8-K"), which shall be in a form reasonably acceptable to MPLC and in a format acceptable for EDGAR filing. Prior to Closing, New Motion shall prepare the press release announcing the consummation of the Transaction hereunder in a form acceptable to MPLC ("Press Release"). At the Closing, MPLC shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

(c)  At least five (5) days prior to the Closing, New Motion shall deliver to MPLC pro forma consolidated financial statements for New Motion, and pro forma consolidated financial statements for New Motion and MPLC giving effect to the Transaction, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements shall have been reviewed by, the Accountant and shall be in a format acceptable for inclusion on the Transaction Form 8-K.

New Motion and MPLC shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, New Motion and MPLC shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, New Motion and MPLC shall act reasonably and as promptly as practicable.

6.5  Required Information.  In connection with the preparation of the Transaction Form 8-K, the 14f-1 Information Statement and Press Release, and for such other reasonable purposes, New Motion and MPLC shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers and stockholders (including the directors and officers of MPLC to be elected effective as of the Closing pursuant to Section 6.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of New Motion and MPLC to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.6  Confidentiality; Access to Information.

(a)  Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 9 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b)  Access to Information.

(i)  New Motion will afford MPLC and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of New Motion during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of New Motion, as MPLC may reasonably request. No information or knowledge obtained by MPLC in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii)  MPLC will afford New Motion and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of MPLC during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of MPLC, as New Motion may reasonably request. No information or knowledge obtained by New Motion in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.7  No Solicitation.  Other than with respect to the Transaction, New Motion and MPLC agree that neither of them nor any of their officers or directors shall, and that they shall direct and use their reasonable best efforts to cause their agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving them, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of them, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for any outstanding shares of MPLC or New Motion (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”). New Motion and MPLC further agree that neither of them nor any of their officers or directors shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. New Motion and MPLC agree that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. New Motion and MPLC agrees that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.7.

Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of MPLC, or their respective representatives from, prior to the Closing (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefore by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by MPLC's board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, MPLC's board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors’ fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of MPLC from a financial point of view (any such more favorable Acquisition Proposal being referred to as a “Superior Proposal”) and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

6.8  Public Disclosure.  Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that MPLC will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act reasonably acceptable to New Motion to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on Schedule 13D.

6.9  Reasonable Efforts; Notification.

(a)  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article 7 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each of the parties and its board of directors, shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use their commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require MPLC or New Motion to agree to any divestiture by itself or any of its affiliates of shares of capital stock or ownership interests or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

(b)  New Motion and the Stockholders shall give prompt notice to MPLC upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of New Motion or the Stockholders to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in Article 7 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(c)  MPLC shall give prompt notice to New Motion and Stockholders upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of MPLC to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article 7 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.10  Treatment as a Tax-Deferred Exchange.  MPLC, New Motion and the Stockholders shall not take any action prior to or following the Transaction that could reasonably be expected to cause the Transaction to fail to qualify as a tax-deferred exchange within the meaning of Section 351 of the Code. Each party hereto agrees to report the Transaction as a tax-deferred exchange within the meaning of section 351 of the Code for Federal income tax purposes.

6.11  Absence of Material Liabilities.  Immediately prior to Closing, MPLC shall have no liabilities or obligations requiring the payment of monies, other than as set forth on Schedule 4.8. If necessary, MPLC will establish a cash reserve (the “Cash Reserve”) in an amount equal to the monetary obligations of MPLC set forth on Schedule 4.8 (collectively, the “Pre-Closing Cash Obligations”), excluding the professional fees and other expenses incurred in connection with the transactions contemplated by this Agreement that are identified as such on Schedule 4.8.

6.12  Termination of Contracts.  Other than as indicated on Schedule 4.19, all MPLC Contracts shall be terminated as of the Closing.

6.13  Business Records.  At Closing, MPLC shall cause to be delivered to New Motion all records and documents relating to MPLC, which MPLC possesses, including, without limitation, minute books, stock ownership records, government filings, Returns, Charter Documents, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with MPLC ("Business Records").

6.14  Information Statement.  As soon as practicable after the Closing, MPLC shall prepare an information statement pursuant to Rule 14(c) promulgated under Section 14A of the Exchange Act (together with any amendments or supplements thereto, the "Information Statement") in connection with the approval and adoption of the following matters (the “Stockholder Matters”):

(a)  To approve a 1 for 300 reverse stock split with special treatment for certain of MPLC’s stockholders to preserve round lot stockholders (“Reverse Split”);

(b)  To increase the authorized MPLC Common Stock from 75,000,000 shares to 100,000,000 shares;

(c)  To approve the change of the name of MPLC to a name selected by New Motion;

(d)  To approve the adoption of a stock incentive plan (“Stock Plan”); and

(e)  All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in (a) through (d) above.

Following Closing, Trinad shall reasonably cooperate with MPLC and provide such information available to it as may be necessary or required, in the reasonable determination of counsel to New Motion and to MPLC, for MPLC to prepare the Information Statement and agrees to vote all of its shares, and cause its affiliates to vote all of their shares, in favor of the Stockholder Matters.

As soon as practicable following the Closing, MPLC shall obtain the written consent of holders of the requisite number of voting securities of MPLC approving the Stockholder Matters, such consent to be effective twenty (20) days following the filing of the definitive Information Statement with the SEC. Upon receipt of such written consent, MPLC will file the Information Statement with the SEC and shall cause such Information Statement to become definitive and to be mailed to the holders of MPLC’s securities entitled to vote at a meeting of stockholders.

In the event the Information Statement is reviewed by the SEC, MPLC shall respond promptly to any comments of the SEC or its staff with respect to the Information Statement and use its reasonable best efforts to have the Information Statement cleared by the SEC as soon as practicable after its filing, provided, however, in the event that the substance of any review by the SEC involves or inquires with respect to information, filings, reports, financial statements or other circumstances of MPLC occurring, reported or filed prior to the Closing (the “Pre-Closing Period”), Trinad shall, upon the reasonable request of New Motion or MPLC, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with New Motion and MPLC in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Information Statement, including, without limitation, providing such information, addressing such comments, and otherwise resolving such matters as may relate to the Pre-Closing Period and any SEC comments relating thereto or any SEC inquiry thereof.

6.15  Option and Warrant Holders.  Prior to Closing, New Motion shall deliver notice to all holders of the New Motion Options and Warrants describing the assumption of the New Motion Options and Warrants by MPLC and the conversion of such New Motion Options and Warrants into options and warrants of MPLC, as set forth in Section 1.7 hereof.

ARTICLE 7

CONDITIONS TO THE TRANSACTION

7.1  Conditions to Obligations of Each Party to Effect the Transaction.  The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)  No Order.  No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which New Motion or MPLC has material operations relating to the transactions contemplated hereby has expired or terminated early and all material approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained.

(b)  Required Approvals.  This Agreement and the Transaction have been duly approved and adopted, by the requisite vote, if any, of the Stockholders and by the requisite actions of the Board of Directors of New Motion under the laws of the State of Delaware and the New Motion Charter Documents, and by the requisite actions of the Board of Directors of MPLC under the laws of the State of Delaware and MPLC Charter Documents.

(c)  Certificate of Designation.  Prior to Closing, the Board of Directors of MPLC shall have adopted, and MPLC shall have filed with, and had accepted by, the Secretary of State of the State of Delaware, the Certificate of Designation substantially in the form attached hereto as Exhibit A.

(d)  14f-1 Information Statement.  At least ten (10) days prior to Closing, MPLC shall have filed the 14f-1 Information Statement with the SEC, and MPLC shall have mailed the 14f-1 Information Statement to each of the stockholders of MPLC, and MPLC shall have otherwise complied with all of the provisions under Rule 14f-1 under the Exchange Act.

(e)  Assumption of Securities. At the Closing, all outstanding New Motion Options and Warrants and the IVG Note shall be assumed by MPLC pursuant to Section 1.7 or Section 1.8 above.

(f)  Simultaneous Exchange.  The exchange of the New Motion Shares by the Stockholders shall have been consummated. To the extent applicable, New Motion shall have obtained modification agreements to all options, warrants, and other agreements eliminating any and all rights to acquire securities of New Motion and terminating all pre-emptive rights.

(g)  Financial Statements; Transaction Form 8-K.  New Motion shall have delivered to MPLC the U.S. GAAP Financial Statements, the Pro Forma Financial Statements, the Change of Accountant Form 8-K and the Transaction Form 8-K, each in a form acceptable to MPLC, which acceptance shall not be unreasonably withheld. MPLC shall have filed the Transaction Form 8-K with the SEC at Closing.

(h)  Voting Agreement.  Trinad and certain significant Stockholders shall have executed and delivered the Voting Agreement.

(i)  Series B Financing. MPLC shall have received signed subscription documents, in forms reasonably acceptable to New Motion, for the purchase of 650 shares of Series B Preferred Stock, with $6,500,000, representing the aggregate purchase price of such shares of Series B Preferred Stock, having been fully funded into an escrow account established for the Series B Financing, and the release of such funds to MPLC being conditioned only upon the Closing and MPLC’s acceptance of such subscriptions simultaneous with the Closing.

(j)  Blue Sky Laws.  The issuance of MPLC’s Preferred Stock to be issued under this Agreement shall be exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of MPLC and New Motion and their respective counsels.

7.2  Additional Conditions to Obligations of New Motion and the Stockholders.  The obligations of New Motion and the Stockholders to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, exclusively and only by New Motion:

(a)  Representations and Warranties.  Each representation and warranty of MPLC contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. New Motion shall have received a certificate with respect to the foregoing signed on behalf of MPLC by an authorized officer of MPLC ("MPLC Closing Certificate").

(b)  Agreements and Covenants.  MPLC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)  Director and Officer Resignations and Appointments.  MPLC shall have delivered to New Motion the Resignations and Resolutions in a form satisfactory to the New Motion, effective as of the Closing. MPLC shall also have delivered to New Motion evidence satisfactory to New Motion of the appointment of new directors of MPLC in accordance with Section 6.1 hereof.

(d)  Consents.  MPLC shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on MPLC.

(e)  Material Adverse Effect.  No Material Adverse Effect with respect to MPLC shall have occurred since the date of this Agreement.

(f)  Minimum Cash; No Financial Obligations; Series B Financing.  At the Closing, MPLC shall have cash in the minimum amount of $3,500,000, plus $6,500,000 that will be released from escrow simultaneously with the Closing in connection with the Series B Financing and the Cash Reserve, if any, and shall have no liabilities or obligations, other than those listed on Schedule 4.8.

(g)  SEC Compliance; OTC BB Quotation.  At the Closing, MPLC shall be in compliance with the reporting requirements under the Exchange Act and shall be quoted on the OTC BB.

(h)  Business Records; Resignation Letter.  MPLC shall have delivered to New Motion the Business Records and the Resignation Letter from MPLC’s Accountants.

(i)  Legal Opinion.  At the Closing, MPLC shall cause its legal counsel to deliver a legal opinion to New Motion in substantially in the form of Exhibit B hereto.

(j)  Other Deliveries.  At the Closing, MPLC shall have delivered to New Motion and Stockholders: (i) certificates representing MPLC’s Preferred Shares to the Stockholders as set forth in Schedule 1.1 hereof and in accordance with Section 1.5, (ii) copies of resolutions and actions taken by MPLC's board of directors in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by New Motion and its counsel in order to consummate the transactions contemplated hereunder.

7.3  Additional Conditions to the Obligations of MPLC.  The obligations of MPLC to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by MPLC:

(a)  Representations and Warranties.  Each representation and warranty of New Motion and the Stockholders contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. MPLC shall have received a certificate with respect to the foregoing signed by an authorized officer of New Motion ("Closing Certificate")

(b)  Agreements and Covenants.  New Motion and the Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

(c)  Consents.  New Motion shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on New Motion.

(d)  Material Adverse Effect.  No Material Adverse Effect with respect to New Motion shall have occurred since the date of this Agreement.

(e)  Accountant Undertaking.  New Motion shall have delivered to MPLC in a timely manner the Accountant Undertaking, in a form satisfactory to MPLC.

(f)  D&O Information.  New Motion shall have delivered the Questionnaires in a timely manner, and the D&O Information shall be acceptable to MPLC.

(g)  Transaction Form 8-K. The Transaction Form 8-K shall be in a form ready to be filed with SEC.

(h)  Other Deliveries.  At Closing, New Motion and the Stockholders shall have delivered to MPLC: (i) documents evidencing the exchange of the New Motion Shares owned by the Stockholders, in accordance with Section 1.4, (ii) copies of resolutions and actions taken by New Motion’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by MPLC and its counsel in order to consummate the transactions contemplated hereunder.

ARTICLE 8

SURVIVAL

Except as specifically set forth in Sections 6.6, 6.8, 6.14, 9.2, 9.3 and 10.1, and such other provisions contained herein which contemplates the performance of any agreement or covenant by any party hereto after the Closing, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing.

ARTICLE 9

TERMINATION, AMENDMENT AND WAIVER

9.1  Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)  by mutual written agreement of MPLC and New Motion;

(b)  by either MPLC or New Motion if the Transaction shall not have been consummated by February 14, 2007 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)  by either MPLC or New Motion if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

(d)  by New Motion, upon a material breach of any representation, warranty, covenant or agreement on the part of MPLC set forth in this Agreement, or if any representation or warranty of MPLC shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in MPLC’s representations and warranties or breach by MPLC is curable by MPLC prior to the Closing Date, then New Motion may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from New Motion to MPLC of such breach, provided MPLC continues to exercise commercially reasonable efforts to cure such breach (it being understood that New Motion may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by MPLC is cured during such thirty (30)-day period); or

(e)  by MPLC, upon a material breach of any representation, warranty, covenant or agreement on the part of New Motion or the Stockholders set forth in this Agreement, or if any representation or warranty of New Motion or the Stockholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in such representations and warranties or breach by New Motion or the Stockholders is curable by New Motion or the Stockholders prior to the Closing Date, then MPLC may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from MPLC to New Motion and the Stockholders of such breach, provided New Motion and the Stockholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that MPLC may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by New Motion or the Stockholders is cured during such thirty (30)-day period).

9.2  Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in this Section 9.2, Section 9.3 and Article 11 (General Provisions), each of which shall survive the termination of this Agreement.

9.3  Fees and Expenses.  Subject to Section 6.11, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. The parties further agree that, whether or not the Transaction is consummated, New Motion shall be responsible for any and all costs and expenses incurred in connection with the preparation and filing of the Transaction Form 8-K (including the U.S. GAAP Financial Statements and the Pro Forma Financial Statements contained therein) and the Information Statement.

9.4  Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of MPLC, New Motion and the Stockholders.

9.5  Extension; Waiver.  At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE 10

POST-CLOSING COVENANTS

10.1  During the period beginning upon the Closing and ending on the first anniversary of the Closing, MPLC agrees to utilize its commercially reasonable efforts to, and New Motion agrees to utilize their commercially reasonable efforts to cause MPLC to, remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act, and to remain quoted on, at a minimum, the OTC BB.

10.2  Other Provisions.  Notwithstanding anything contained herein to the contrary, the provisions of this Article 10 shall survive (and not be affected in any respect by) the Closing.

ARTICLE 11

GENERAL PROVISIONS

11.1  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)   if to MPLC or Trinad, to:

Trinad Management, LLC
2121 Avenue of the Stars
Suite 1650
Los Angeles, CA 90067
Attn: Robert S. Ellin
Phone: (310) 601-2500
Fax: (310) 277-2741

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attn: Kenneth R. Koch, Esq.
Phone: (212) 935-3000
Fax: (212) 983-3115

(b)   if to New Motion or the Stockholders, to:

New Motion, Inc.
42 Corp Park
Suite 250
Irvine, CA 92606
Attn: Ray Musci
Phone: (949) 777-3700
Fax: (949) 777-3707

with a copy to:

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403
Attn: Scott Galer
Phone: (818) 444-4513
Fax: (818) 475-1780

11.2  Interpretation.

(a)  When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

(b)  For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its subsidiaries, if any, taken as a whole (it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which New Motion or MPLC operate, or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

(c)  For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(d)  For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

11.3  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures by facsimile or by electronic signature are deemed to constitute original signatures.

11.4  Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Letter of Intent between MPLC, Trinad and New Motion shall terminate upon the execution of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

11.5  Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.6  Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.7  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

11.8  Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.9  Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.10  Arbitration.  Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”) in its office in Los Angeles, California USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Los Angeles, California USA. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

MPLC, INC.

By:

TRINAD CAPITAL MASTER FUND, LTD.

By:

NEW MOTION, INC.

By:

[signatures continued on next page]

STOCKHOLDERS: MPLC HOLDINGS, LLC

By:

EUROPLAY CAPITAL ADVISORS, LLC

By:

SCOTT WALKER

BRAD GREENSPAN

VINAY JATWANI

JEFFREY AKRES

[signatures continued on next page]

STOCKHOLDERS (CONT.): JI FAMILY TRUST BY: PURPLE SKY PTY LTD., TRUSTEE

By:

JS FAMILY TRUST BY: SOUTHCOM HOLDINGS LTD., TRUSTEE

By:

PD FAMILY TRUST BY: YELLOW WAY PTY LIMITED, TRUSTEE

By:

STUBBS ALDERTON & MARKILES, LLP

By:

STOCKHOLDERS (CONT.):

RAYMOND C. MUSCI